UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2016

MRV COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

20415 Nordhoff Street, Chatsworth, CA  91311
(Address of principal executive offices)  (zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 6, 2016, the Board of Directors (the “Board”) of MRV Communications, Inc. (the “Company”) appointed Jeffrey Tuder to serve as a director of the Company. Mr. Tuder fills a vacancy created by an increase in the size of the Board from six to seven.  Mr. Tuder’s term will expire at the next annual meeting of stockholders.

Mr. Tuder is the Managing Member of Tremson Capital Management, LLC, a private investment firm focused on identifying and investing in securities of undervalued publicly-traded companies. Prior to founding Tremson, Mr. Tuder served as the Director of Research for KSA Capital Management, LLC (“KSA”) from 2012 until 2015. KSA is an SEC-registered investment advisor that invests in undervalued securities of publicly-traded companies. Prior thereto, Mr. Tuder served as a Senior Analyst at JHL Capital Group, LLC (“JHL”) during 2011. JHL is an SEC-registered investment advisor that primarily invests in undervalued securities of publicly traded companies. From 2007 to 2010, Mr. Tuder was a Managing Director of CapitalSource Finance, LLC (NYSE: CSE), a publicly-traded commercial finance company, where he analyzed and underwrote special situation credit investments in the leveraged loan and securitized bond markets. Mr. Tuder was a member of the investment team at Fortress Investment Group, LLC (NYSE: FIG) from 2005-2007, where he analyzed, underwrote and managed private equity investments for several of Fortress’ private equity investment vehicles. Mr. Tuder began his career in various investment capacities at Nassau Capital, a privately-held investment firm that managed the private portion of Princeton University’s endowment and ABS Capital Partners, a private equity firm affiliated with Alex Brown & Sons. Mr. Tuder has previously served on the boards of directors of the following private companies: (i) KMC Telecom, a competitive local exchange telecommunications service provider focused on Tier II and III markets in the U.S., and (ii) CompHealth, the largest temporary physician staffing company in the U.S. Mr. Tuder was a Board Observer for numerous private companies including telecommunications equipment providers Telica and QuantumBridge Communications. Mr. Tuder received a bachelor of arts degree from Yale University.

There are no arrangements or understandings between Mr. Tuder and any other persons pursuant to which he was appointed as a director of the Company.  Mr. Tuder has not been named to any committees of the Board.   There are no transactions between Mr. Tuder and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 11, 2016

MRV COMMUNICATIONS, INC.

	By:	/s/ Stephen G. Krulik
Stephen G. Krulik
Chief Financial Officer